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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Form 8-K dated February 12, 1997 and the incorporation by reference into the Registrant's three previously filed Registration Statements on Form S-3 (File Nos. 33-95190, 333-03999 and 333-13225, respectively), and the Registrant's previously filed Registration Statement on Form S-8 (File No. 33-95188) of our report dated February 11, 1997, on our audit of the combined historical statement of revenues and certain expenses of the Acquisition Properties.










                                          COOPERS & LYBRAND L.L.P.


Chicago, Illinois
February 12, 1997




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